News Release

Contact:
GSI Commerce, Inc.
Corporate Marketing
610.491.7474
Fax: 610.265.2866
news@gsicommerce.com

GSI Commerce Reports Fiscal 2007 Year and Fourth Quarter Operating Results

KING OF PRUSSIA, Pa., Feb. 13, 2008 - GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2007 year and fourth quarter ended Dec. 29, 2007.

Fiscal Year 2007 Compared to Fiscal Year 2006
•	Net revenue increased 23 percent to $750.0 million from $609.6 million.
•	Income from operations decreased 49 percent to $4.9 million from $9.6 million.
•	Non-GAAP income from operations (previously referred to as adjusted EBITDA) increased 36 percent to $52.3 million from $38.5 million.
•
Net income decreased to $3.0 million or $0.06 per fully diluted share from $53.7 million or $1.10 per fully diluted share. Fiscal year 2006 net income included an income tax benefit of $43.7 million compared to a benefit of $0.1 million in fiscal year 2007.

Included in income from operations, non-GAAP income from operations and net income was a charge related to a legal matter. The company disclosed the potential for this charge in its pre-release announcement on Jan. 24.

A definition of the non-GAAP measure, non-GAAP income from operations, and a discussion of the importance of this financial metric to GSI’s business can be found under “Non-GAAP Financial Measures” provided later in this news release.

“We are pleased with the strong growth we delivered in fiscal 2007,” said Michael G. Rubin, chairman and CEO of GSI. “The year had many highlights and included significant activity surrounding new business wins and renewals in the U.S. and Europe, the expansion of our fulfillment center network, the acquisitions of Accretive Commerce and Zendor as well as meaningful growth in our marketing services division. We are optimistic about our prospects for growth in 2008 and are excited to have completed the acquisition of e-Dialog today.”

Key Events Since Oct. 24, 2007
•
GSI today announced that it closed its acquisition of e-Dialog Inc., a Lexington, Mass.-based, market-leading provider of advanced e-mail marketing services and solutions to more than 100 blue-chip companies in the U.S. and Europe.

•	GSI obtained a $75 million revolving secured line of credit from a bank group led by PNC Capital Markets.
•	GSI closed its acquisition of Zendor.com Ltd., a Manchester, U.K.-based leading provider of fulfillment, customer care and e-commerce solutions.

GSI Commerce FY07 / 4Q07 Operating Results News Release	Page 2	Feb. 13, 2008

•
GSI announced a new e-commerce partnership with the Casual Male Retail Group Inc. (Nasdaq: CMRG) to design, develop and operate the online stores for both the Casual Male XL and Rochester Big & Tall brands in six European countries.

•
GSI extended multiyear e-commerce agreements with three Accretive Commerce partners to provide their combined five online stores with fully integrated e-commerce solutions. All five Web stores are scheduled to launch on GSI’s e-commerce platform during 2008.

•	GSI signed a multiyear agreement to provide privately held Spanx®, a women’s hosiery and shapewear company, with a full-service, e-commerce solution.
•
GSI signed a multiyear extension to continue to provide customer care services for the direct-to-consumer business of Restoration Hardware, and signed a multiyear contract extension with a global financial services company to continue servicing that company’s loyalty program in the U.S. Both Restoration Hardware and the global financial services company are Accretive Commerce partners.

•	GSI launched a new Web store for New York-based, Marc Ecko Enterprises, an innovative, global fashion and lifestyle company (http://www.shopecko.com).
•	GSI launched a new Web store for Nautica (http://www.nautica.com), a leading global lifestyle brand.
•	GSI signed a multiyear agreement to provide customer care services for the online store of Belk Inc., the largest privately owned department store company in the U.S.
•	GSI has become the new, full-service e-commerce solution provider for Major League Soccer (MLS) recently re-launching the league’s Web store at (http://www.MLSgear.com).
•
Lawrence S. Smith was elected by the company’s board of directors to serve as a director of the company. Smith served as executive vice president and co-chief financial officer of Comcast Corporation from 1988 to 2007, and also serves on the boards of Air Products and Chemicals Inc., MGM Holdings Inc. and Tyco Electronics Ltd.

Fiscal Year 2008 and First Quarter Guidance
The following forward-looking statements reflect GSI’s expectations as of Feb. 13, 2008. Given the potential changes in general economic conditions and consumer spending, the growth rate of e-commerce and various other risk factors discussed below and in our public reports, actual results may differ materially.

Beginning with this news release, we will use and provide guidance for the non-GAAP metric of non-GAAP income from operations, which the company previously referred to as adjusted EBITDA. Beginning with the 2008 fiscal first quarter, GSI will no longer provide guidance or actual results for the non-GAAP metric of merchandise sales. We believe that merchandise sales is a less meaningful metric for management and investors to understand growth in the company’s overall business. GSI also will no longer provide guidance on net income or non-GAAP net income because we believe that income from operations and non-GAAP income from operations are sufficient to indicate the general direction of profitability for the company.

Fiscal Year 2008 Guidance
The company provides the following guidance for fiscal year 2008:

•	Net revenue is expected to be approximately $1.0 billion.
•	Income from operations is expected to be in a range of $3.0 million to $6.0 million (a).
•	Non-GAAP income from operations is expected to be in a range of $80.0 million to $83.0 million (b).

(a)
At this time, the company has not completed estimates for the following primarily non-cash items related to the e-Dialog acquisition: the amount of amortization from acquisition related intangibles (non cash), the amount of acquisition-related integration expenses (cash), the amount of stock-based compensation related to e-Dialog employees (non cash), and the amount of incremental depreciation that may result from the step-up of the value of fixed assets (non cash). Because these items have not been estimated at this time, they have been excluded from our guidance on income from operations. As a result, the company’s actual for income from operations could decrease materially.

GSI Commerce FY07 / 4Q07 Operating Results News Release	Page 3	Feb. 13, 2008

(b)
The following is a reconciliation of GAAP income from operations to non-GAAP income from operations: add to projected GAAP income from operations estimated depreciation and amortization of $56.0 million (inclusive of amortization from acquisition-related intangibles of $7.0 million), estimated stock-based compensation of $14.0 million, and acquisition-related integration costs of approximately $7.0 million.

Capital expenditures for fiscal year 2008 are estimated to be approximately $70.0 million including acquisition-related integration capital expenditures of approximately $11.0 million.

Fiscal 2008 First Quarter Guidance
The company provides the following guidance for fiscal 2008 first quarter:

•	Net revenue is expected to be approximately $188.0 million to $193.0 million.
•	Income from operations is expected to range between a loss of $18.0 million and a loss of $19.0 million (a).
•	Non-GAAP loss from operations is expected to be in a range between a loss of $1.0 million and breakeven (b).

(a)
At this time, the company has not completed estimates for the following primarily non-cash items related to the e-Dialog acquisition: the amount of amortization from acquisition related intangibles (non cash), the amount of acquisition-related integration expenses (cash), the amount of stock-based compensation related to e-Dialog employees (non cash), and the amount of incremental depreciation that may result from the step-up of the value of fixed assets (non cash). Because these items have not been estimated at this time, they have been excluded from our guidance on income from operations. As a result, the company’s actual income from operations could decrease materially.

(b)
The following is a reconciliation of GAAP income from operations to non-GAAP income from operations: add to projected GAAP income from operations estimated depreciation and amortization of $13.0 million (inclusive of amortization from acquisition-related intangibles of $2.0 million), estimated stock-based compensation of $3.0 million, and acquisition-related integration costs of approximately $2.0 million.

Conference Call Today
GSI has scheduled a conference call for 4:45 p.m. EST today to discuss the company’s 2007 fiscal year and fourth quarter operating results and its 2008 fiscal year and first quarter guidance.

Live Conference Access:
•	Phone - Dial 1-800-901-5217, passcode 57502778 by 4:30 p.m. EST on Feb. 13
•
Web - Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:
•	Web - Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page. Access will remain available through March 14.

Non-GAAP Financial Measures
GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of merchandise sales, non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

GSI Commerce FY07 / 4Q07 Operating Results News Release	Page 4	Feb. 13, 2008

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

Merchandise sales. We define merchandise sales as the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through our platform, whether we record the full amount of such transaction as a product sale or a percentage of such transaction as a service fee on our financial statements. Merchandise sales exclude the retail value of all sales transactions from partners acquired through the acquisition of Accretive Commerce as such sales do not flow through our platform. Merchandise sales do, however, include the value of freight services sold by Accretive Commerce to its partners. Because companies recently acquired by GSI do not have a comparable metric in their businesses, we believe that merchandise sales is a less meaningful metric for management and investors to understand growth in the company’s overall business. As a result, after this news release, we will no longer report on the metric merchandise sales.

Non-GAAP income from operations. We define non-GAAP income from operations, formerly referred to as adjusted EBITDA, as income from operations excluding stock-based compensation, depreciation and amortization expenses and acquisition-related integration expenses. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including capitalized software development. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

GSI Commerce FY07 / 4Q07 Operating Results News Release	Page 5	Feb. 13, 2008

About GSI Commerce
GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future” “discussions,” “if” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of the establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, the performance of acquired businesses, and the results of discussions related to the settlement of a legal matter and the amount of any charge to earnings related to the matter. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

###

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 30,	December 29,
	2006	2007

ASSETS
Current assets:
Cash and cash equivalents	$71,382	$231,511
Marketable securities	113,074	-
Accounts receivable, net of allowance of $1,078 and $1,833	38,681	61,973
Inventory	46,816	47,293
Deferred tax assets	10,403	14,114
Prepaid expenses and other current assets	6,409	14,771
Total current assets	286,765	369,662

Property and equipment, net	106,204	156,774
Goodwill	17,786	82,757
Intangible assets, net of accumulated amortization of $441 and $4,972	2,027	16,476
Equity investments	2,435	6,202
Long-term deferred tax assets	36,792	45,234
Other assets, net of accumulated amortization of $11,926 and $14,545	11,548	16,535
Total assets	$463,557	$693,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,553	$85,667
Accrued expenses and other	72,740	98,179
Deferred revenue	11,790	17,588
Current portion - long-term debt and other	510	2,406
Total current liabilities	161,593	203,840

Convertible notes	57,500	207,500
Long-term debt	12,856	27,245
Deferred revenue and other	3,901	5,634
Total liabilities	235,850	444,219

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued
and outstanding as of December 30, 2006 and December 29, 2007	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 45,878,527 and
46,847,919 shares issued as of December 30, 2006 and December 29, 2007, respectively;
45,878,324 and 46,847,716 shares outstanding as of December 30, 2006 and
December 29, 2007, respectively	458	468
Additional paid in capital	347,676	366,400
Accumulated other comprehensive loss	(97)	(156)
Accumulated deficit	(120,330)	(117,291)
Total stockholders' equity	227,707	249,421

Total liabilities and stockholders’ equity	$463,557	$693,640

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30,	December 29,	December 30,	December 29,
	2006	2007	2006	2007

Revenues:
Net revenues from product sales	$190,327	$223,141	$461,183	$512,194
Service fee revenues	66,880	111,983	148,370	237,763

Net revenues	257,207	335,124	609,553	749,957
Cost of revenues from product sales	130,339	148,698	331,253	356,541

Gross profit	126,868	186,426	278,300	393,416

Operating expenses:
Sales and marketing, inclusive of $608, $1,017, $3,654 and
$3,101 of stock-based compensation	71,521	109,104	165,919	241,906
Product development, inclusive of $301, $589, $936 and
$1,615 of stock-based compensation	14,264	21,161	45,375	65,898
General and administrative, inclusive of $783, $995, $2,988
and $3,703 of stock-based compensation	11,236	12,319	36,062	43,333
Depreciation and amortization	6,385	13,593	21,297	37,337

Total operating expenses	103,406	156,177	268,653	388,474

Income from operations	23,462	30,249	9,647	4,942

Other (income) expense:
Interest expense	775	2,174	3,107	6,016
Interest income	(1,647)	(2,245)	(6,075)	(9,270)
Other (income) expense	(65)	186	37	237
Loss on investments	110	5,007	2,873	5,007

Total other (income) expense	(827)	5,122	(58)	1,990

Income before income taxes and cumulative effect of change in accounting principle	24,289	25,127	9,705	2,952
Provision (benefit) for income taxes	(43,579)	8,624	(43,728)	(87)

Net income before cumulative effect of change in accounting principle	67,868	16,503	53,433	3,039
Cumulative effect of change in accounting principle	-	-	268	-

Net income	$67,868	$16,503	$53,701	$3,039

Basic earnings per share:
Prior to cumulative effect of change in accounting principle	$1.49	$0.35	$1.18	$0.07
Cumulative effect of change in accounting principle	-	-	0.01	-
Earnings per share - basic	$1.49	$0.35	$1.19	$0.07

Diluted earnings per share:
Prior to cumulative effect of change in accounting principle	$1.33	$0.30	$1.09	$0.06
Cumulative effect of change in accounting principle	-	-	0.01	-
Earnings per share - diluted	$1.33	$0.30	$1.10	$0.06

Weighted average shares outstanding - basic	45,679	46,774	45,174	46,433

Weighted average shares outstanding - diluted	51,285	57,432	50,624	48,739

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Tweleve Months Ended
	December 30,	December 29,
	2006	2007

Cash Flows from Operating Activities:
Net income	$53,701	$3,039
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	20,821	32,763
Amortization	476	4,574
Stock-based compensation	7,578	8,419
Loss on investments	2,873	5,007
Loss on disposal of equipment	329	34
Deferred tax assets	(44,404)	(505)
Cumulative effect of change in accounting principle	(268)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(14,280)	(6,184)
Inventory	(12,204)	(471)
Prepaid expenses and other current assets	(3,272)	(3,086)
Other assets, net	(2,256)	1,106
Accounts payable and accrued expenses and other	48,377	7,633
Deferred revenue	8,606	5,805

Net cash provided by operating activities	66,077	58,134

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(5,849)	(100,574)
Cash paid for property and equipment, including internal use software	(42,621)	(54,196)
Proceeds from government grant related to corporate headquarters	3,000	-
Funding of restricted cash escrow funds	(1,052)	-
Other deferred cost	95	-
Cash paid for equity investments	(2,435)	(3,083)
Purchases of marketable securities	(226,968)	(263,688)
Sales of marketable securities	222,685	371,264

Net cash used in investing activities	(53,145)	(50,277)

Cash Flows from Financing Activities:
Proceeds from long-term borrowing	343	-
Proceeds from convertible notes	-	150,000
Issuance costs paid for convertible notes	-	(5,042)
Repayments of capital lease obligations	(469)	(935)
Repayments of mortgage note	(170)	(182)
Excess tax benefits in connection with exercise of stock options and awards	145	359
Proceeds from exercise of common stock options	10,166	8,080

Net cash provided by financing activities	10,015	152,280

Effect of exchange rate changes on cash and cash equivalents	74	(8)

Net increase in cash and cash equivalents	23,021	160,129
Cash and cash equivalents, beginning of period	48,361	71,382

Cash and cash equivalents, end of period	$71,382	$231,511

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 30,	December 29,	December 30,	December 29,
	2006	2007	2006	2007
Reconciliation of GAAP income from operations to non-GAAP
income from operations:
GAAP income from operations	$23,462	$30,249	$9,647	$4,942

Acquisition related integration expenses	-	1,597	-	1,597
Stock-based compensation	1,692	2,601	7,578	8,419
Depreciation and amortization (1)	6,385	13,593	21,297	37,337

Non-GAAP income from operations	$31,539	$48,040	$38,522	$52,295

(1) Includes amortization expense of acquisition related intangibles of $3,380 and $4,531 for the three- and twelve-months ended December 29, 2007.

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP OPERATING CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 30,	December 29,
	2006	2007
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$66,077	$58,134
Cash paid for fixed assets, including capitalized software development	(42,621)	(54,196)

Free cash flow	$23,456	$3,938

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 30,	December 29,	Variance
	2006	2007	Amount	%

Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$177,920	$219,559	$41,639	23%
Other	377,979	513,265	135,286	36%
Total merchandise sales (1) - (a non-GAAP
financial measure)	$555,899	$732,824	$176,925	32%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$147,839	$182,568	$34,729	23%
Other	42,488	40,573	(1,915)	-5%

Total net revenues from product sales	190,327	223,141	32,814	17%

Service fee revenues	66,880	111,983	45,103	67%

Total net revenues - (GAAP basis)	$257,207	$335,124	$77,917	30%

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$177,920	$219,559	$41,639	23%
Other	377,979	513,265	135,286	36%
Total merchandise sales (1) - (a non-GAAP
financial measure)	555,899	732,824	176,925	32%
Less:
Sales by partners (2):
Category:
Sporting goods	(30,081)	(36,991)	(6,910)	23%
Other	(335,491)	(472,692)	(137,201)	41%

Total sales by partners (2)	(365,572)	(509,683)	(144,111)	39%
Add:
Service fee revenues	66,880	111,983	45,103	67%

Net revenues - (GAAP basis)	$257,207	$335,124	$77,917	30%

(1)
Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)	Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES
MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended
	December 30,	December 29,	Variance
	2006	2007	Amount	%

Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$385,950	$471,928	$85,978	22%
Other	801,849	1,215,123	413,274	52%
Total merchandise sales (1) - (a non-GAAP
financial measure)	$1,187,799	$1,687,051	$499,252	42%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$314,696	$384,511	$69,815	22%
Other	146,487	127,683	(18,804)	-13%

Total net revenues from product sales	461,183	512,194	51,011	11%

Service fee revenues	148,370	237,763	89,393	60%

Total net revenues - (GAAP basis)	$609,553	$749,957	$140,404	23%

Reconciliation of merchandise sales (1) to net revenues:
Merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$385,950	$471,928	$85,978	22%
Other	801,849	1,215,123	413,274	52%
Total merchandise sales (1) - (a non-GAAP
financial measure)	1,187,799	1,687,051	499,252	42%
Less:
Sales by partners (2):
Category:
Sporting goods	(71,254)	(87,417)	(16,163)	23%
Other	(655,362)	(1,087,440)	(432,078)	66%

Total sales by partners (2)	(726,616)	(1,174,857)	(448,241)	62%
Add:
Service fee revenues	148,370	237,763	89,393	60%

Net revenues - (GAAP basis)	$609,553	$749,957	$140,404	23%

(1)
Merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)	Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.